UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Materials Under Rule 14a-12

SYNUTRA INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SYNUTRA INTERNATIONAL, INC.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850

January 22, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Synutra International, Inc. to be held at 11:00 a.m. local time on March 5, 2013 at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China.

As more fully described in the attached Notice of Annual Meeting and the accompanying proxy statement, at the annual meeting, our stockholders will consider and vote to (i) elect three Class II directors to our Board of Directors; and (ii) ratify the appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP. as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

Whether or not you plan to attend the annual meeting, please submit your proxy to ensure your representation and the presence of a quorum at the annual meeting.  Like last year, you may submit your proxy over the Internet or by marking, signing, dating and mailing the proxy card if you request and receive a paper copy of the proxy statement.

The Board of Directors recommends that you vote “FOR” the proposals presented in this proxy statement.

Sincerely,

Liang Zhang
Chairman of the Board of Directors

SYNUTRA INTERNATIONAL, INC.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 5, 2013

Notice is hereby given that an Annual Meeting of Stockholders of Synutra International, Inc. for the fiscal year ended March 31, 2012 (“Annual Meeting”), will be held at 11:00 a.m. local time on March 5, 2013 at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, for the following purposes:

•	To elect three Class II directors to our Board of Directors;

•	To ratify the appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP as our independent registered public accountant for the fiscal year ending March 31, 2013; and

•	To transact any other business as may properly come before the meeting or at any adjournment thereof.

We have fixed the close of business on January 11, 2013, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  Only our stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

In accordance with the rules approved by the U.S. Securities and Exchange Commission (“SEC”), we expect to send a Notice of Internet Availability of Proxy Materials on or about January 23, 2012, and provide access to our proxy materials on the Internet, beginning on January 23, 2013, for the holders of record and beneficial owners of our common stock as of the close of business on the record date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 5, 2013:

The proxy statement, proxy card and Annual Report to Stockholders for the fiscal year ended March 31, 2012 are available at the following website:  www.envisionreports.com/SYUT.

By Order of the Board of Directors, LIANG ZHANG Chairman of the Board of Directors

January 22, 2013

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE ELECTRONICALLY VIA THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY/VOTING INSTRUCTION CARD. IF GIVEN, YOU MAY REVOKE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT AND PROXY/VOTING INSTRUCTION CARD.

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING	3

PROPOSAL I – ELECTION OF DIRECTORS	5

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	9

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION	16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20

STOCKHOLDER PROPOSALS	24

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	24

OTHER MATTERS	25

FORWARD-LOOKING STATEMENTS	25

WHERE YOU CAN FIND MORE INFORMATION	25

APPENDIX A	A-1

i

SYNUTRA INTERNATIONAL, INC.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850

PROXY STATEMENT

Annual Meeting of Stockholders to be Held on March 5, 2013

The Annual Meeting

This proxy statement is being furnished to the stockholders of Synutra International, Inc., a Delaware corporation (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting to be held at 11:00 a.m. local time on March 5, 2013, at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, and at any adjournments or postponements thereof.

The purpose of the annual meeting is to consider and vote upon the following matters:

•

To elect three Class II directors to our Board of Directors;

•

To ratify the appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”) as our independent registered public accountant for the fiscal year ending March 31, 2013; and

•

To transact any other business as may properly come before the meeting or at any adjournment thereof.

Stockholders of the Company as of January 11, 2013, the Record Date, may vote in one of the following two ways whether or not you plan to attend the annual meeting: (1) by completing, signing, dating and returning the proxy card if you request a paper copy of the proxy statement, or (2) by completing your proxy on the Internet at the address listed on the proxy card. It is important that you vote your shares whether or not you attend the meeting in person. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy on the Internet. Shares represented by proxy will be voted in accordance with the instructions you provide to the individuals named on the proxy.  If you provide no instruction, the shares will be voted for all of the proposals.

Specific directions to the Synutra International Building, the location of the meeting, are attached as Appendix A to this proxy statement.

NO MATTER WHAT METHOD YOU ULTIMATELY DECIDE TO USE TO VOTE YOUR SHARES, WE URGE YOU TO VOTE PROMPTLY.

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report as well as vote online are first being mailed to our stockholders on or about January 23, 2012.

Record Date; Shares Entitled To Vote; Vote Required To Approve The Transaction

The Board has fixed the close of business on January 11, 2013 (the “Record Date”), as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.  On the Record Date, 57,300,713 shares of our common stock, par value $0.0001 per share (“Common Stock”) were issued and outstanding, and pursuant to our Bylaws, each outstanding share of Common Stock is entitled to one vote on each matter submitted to vote at a meeting of our stockholders.  Stockholders do not have cumulative voting rights.

A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting.  In the absence of a quorum, the annual meeting may be postponed from time to time until stockholders holding the requisite number of shares of our Common Stock are represented in person or by proxy.  Broker non-votes and abstentions will be counted towards a quorum at the annual meeting, but will not count as votes for or against the proposal.  Each holder of record of shares of our Common Stock is entitled to cast, for each share registered in his or her name, one vote per proposal described in this proxy statement.

Solicitation, Voting and Revocation Of Proxies

This solicitation of proxies is being made by our Board, and our Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by directors, officers and employees of our Company, who will not receive any additional compensation for such solicitation activities.  We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Shares of our Common Stock represented by a proxy properly signed and received at or prior to the Annual Meeting, unless properly revoked, will be voted in accordance with the instructions on the proxy.  If a proxy is signed and returned without any voting instructions, shares of our Common Stock represented by the proxy will be voted “FOR” the proposals described in this proxy statement, and in accordance with the determination of the majority of our Board, as to any other matter which may properly come before the annual meeting, including any adjournment or postponement thereof.  A stockholder may revoke any proxy given pursuant to this solicitation by: (i) delivering to our corporate secretary, prior to or at the annual meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the annual meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the annual meeting.  Attendance at the annual meeting will not, in and of itself, constitute a revocation of a proxy.  All written notices of revocation and other communications with respect to the revocation of a proxy should be addressed to:

Synutra International, Inc.
2275 Research Boulevard, Suite 500
Rockville, Maryland 20850
Attention: Corporate Secretary

Our Board of Directors is not aware of any business to be acted upon at the annual meeting other than consideration of the proposal described herein.

Internet Voting

Like last year, in addition to marking, signing, dating and mailing the proxy card if you request and receive a paper copy of the proxy statement, you may vote over the Internet.  Voting via the Internet is fast, convenient and your vote is immediately confirmed and tabulated. If you choose to vote via the Internet, instructions to do so are set forth on the proxy card.  If you own your shares in your own name, you can vote via the Internet in accordance with the instructions provided in the Notice of Internet Availability of Proxy Materials. If your shares are held in “street name” by a bank, broker or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote.

If you vote via the Internet, you do not have to mail in a proxy card, but your vote must be received by 11:59 p.m., New York City Time, on March 3, 2013.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND ANNUAL MEETING

Q:	WHAT IS THIS PROXY STATEMENT AND WHY AM I RECEIVING IT?

A:
You are receiving this proxy statement in connection with an annual meeting of stockholders called by our Board of Directors in connection with soliciting stockholder votes for the purpose of (i) electing three Class II directors to our Board to serve for a term ending on the date of the third annual meeting of stockholders following the date such persons are elected as Class II directors, or until their successors are duly elected and qualified; and (ii) ratifying the appointment of Deloitte Touche Tohmatsu CPA Ltd. as our independent registered public accountant for the fiscal year ending March 31, 2013, in each case, as more fully described in this proxy statement. You have been sent this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the annual meeting of stockholders called for the purpose of voting on the foregoing matters.

Q:	WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?

A:
The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, compensation of our directors and most highly paid executive officers, and certain other required information.

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING, AND WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A:
Only holders of shares of our Common Stock, as of the Record Date, are entitled to vote at the annual meeting.  As of January 11, 2013, the Record Date, there were 57,300,713 shares of our Common Stock issued and outstanding, and entitled to notice of and to vote at the annual meeting. For all matters each outstanding share of our common stock will be entitled to one vote on each matter. Stockholders do not have cumulative voting rights.  Under Delaware law, and pursuant to our Bylaws, a majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. Once a quorum is established, stockholder approval with respect to a particular proposal is generally obtained by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at the annual meeting, represented in person or by proxy, except for the election of directors which is determined by a simple plurality of the votes cast.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND VOTING “FOR” THE PROPOSALS?

A:	Yes. Our Board of Directors unanimously recommends that our stockholders vote “FOR” each of the proposals described in this proxy statement.

Q:	HOW MAY I VOTE ON THE PROPOSALS IF I OWN SHARES IN MY OWN NAME?

A:
If you own your shares in your own name, you may vote on the proposals presented in this proxy statement in one of the following two ways whether or not you plan to attend the annual meeting: (1) by completing, signing and dating the proxy card and returning it to the Company, or (2) by completing your proxy on the Internet at the address listed on the proxy card or Notice of Internet Availability of Proxy Materials. It is important that you vote your shares whether or not you attend the meeting in person. If you provide no instructions, the shares will be voted “FOR”(i) the election of three nominees listed on the attached proxy card; and (ii) the ratification of the appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2013.

Q:	HOW MAY I VOTE ON THE PROPOSALS IF MY SHARES ARE HELD IN “STREET NAME” BY MY BROKER, BANK OR OTHER NOMINEE?

A:
If your shares are held in “street name” through a broker, bank or other nominee, you can also vote via the Internet by following the voting instructions provided by your bank, broker or other nominee. You may need to contact your bank or broker to vote.  If your shares are held in “street name” through a broker, bank or other nominee, under certain circumstances the nominee may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The ratification of an accounting firm is a routine matter.  However, a broker, banker or other nominee no longer has discretion to vote for or against the election of directors.  If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted as to nonroutine matters such as the election of directors.  Accordingly, we encourage you to provide instructions to your brokerage firm by signing and returning your proxy. This ensures your shares will be voted at the meeting.  When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters.

Q:	CAN I CHANGE MY MIND AND REVOKE MY PROXY?

A:
Yes.  If you are a stockholder of record, you may change your vote at any time before the polls close at the meeting. You may do this by (i) delivering to our corporate secretary, prior to or at the annual meeting, a written notice revoking the proxy; (ii) delivering to our corporate secretary, at or prior to the annual meeting, a duly executed proxy relating to the same shares and bearing a later date; or (iii) voting in person at the annual meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares in “street name,” you may submit new voting instructions by contacting your broker, bank or other nominee.  If you voted by Internet, you may change your vote at any time up until 11:59 p.m., New York City time, on March 3, 2013, by resubmitting a new Internet vote. Your last Internet vote will be the one which is used for voting purposes.

Q:	CAN I VOTE MY SHARES IN PERSON?

A:
Yes. The Annual Meeting is open to all holders of our common stock as of the Record Date.  To vote in person, you will need to attend the meeting and bring with you evidence of your stock ownership. If your shares are registered in your name, you will need to bring a copy of stock certificate(s) together with valid picture identification. If your shares are held in the name of your broker, bank or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

Q:	DO I HAVE DISSENTERS’ RIGHTS IN CONNECTION WITH THE PROPOSALS?

A:	No. Under Delaware law, “dissenters’ rights” are not available in connection with the proposals presented in this proxy statement.

Q.	HOW MAY I REQUEST A SINGLE SET OF PROXY MATERIALS FOR MY HOUSEHOLD?

A:
If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us to request delivery of a single copy of these materials. Written requests should be made to Synutra International, Inc., Attention: Investor Relations, 2275 Research Blvd., Suite 500, Rockville, Maryland 20850.

Q.	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Q.	WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:
Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting.  If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q.	IS MY VOTE CONFIDENTIAL?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Company management.

Q.	WHO IS PAYING FOR THIS PROXY SOLICITATION?

A:
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL I – ELECTION OF DIRECTORS

Our Board currently has eight directors, consisting of five independent directors, all of whom are independent as defined by the applicable listing requirements of the NASDAQ Global Select Market.  The Board proposes that the following three nominees, all of whom currently serve on the Board, be elected as Class II directors to serve for a term ending on the date of the third annual meeting of stockholders following the date such persons are elected as Class II directors, and until their successors are duly elected and qualified.  The Board’s Nominating Committee has approved and recommended for election as directors at the Annual Meeting the nominees described in this proxy statement.

Each of the nominees has consented to serve if elected.  If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. There is no other family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.  The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect each director.

Name	Age	Position
Jinrong Chen	53	Director
Yiu-Chun Chan	60	Director
David Hui Li	44	Director

The biographies and work experience of each of our nominees for Class II directors is set forth under “Directors, Executive Officers, Promoters and Control Persons” beginning on page 9 of this proxy statement.

Vote Required and Recommendation of Board of Directors

Our Bylaws provide that directors are elected by a plurality of the votes cast by shares entitled to vote at such election of directors. In addition, applicable Securities and Exchange Commission voting requirements hold that stockholders have two voting choices for the election of directors: “FOR” or “WITHHOLD.” You may choose to vote “FOR” or “WITHHOLD” with respect to all of the nominees or any specific nominee(s). Stockholders entitled to vote at the annual meeting have the right to cast, in person or proxy, all of the votes to which the stockholder’s shares are entitled for each of the nominees. Under the plurality standard, the only votes that count when director votes are being tabulated are “FOR” votes. “WITHHOLD” votes have no effect. Thus, a director-nominee could be elected by a single “FOR” vote. Unless otherwise instructed on your signed proxy, your shares will be voted “FOR” the election of all nominees. If you do not vote for a particular nominee, or if your broker does not vote your shares of common stock held in “street name,” because you have not provided instructions as to the election of directors or if you withhold authority for one or all nominees, your vote will not count either “FOR” or “AGAINST” the nominee, although it will be counted for purposes of determining whether there is a quorum present at the meeting.

The Board of Directors Recommends a Vote “For” Each of the Nominees Listed Above.

PROPOSAL II – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

On July 27, 2007, our Board’s Audit Committee approved the engagement of Deloitte Touche Tohmatsu Certified Public Accountants LLP (“Deloitte”) as our independent registered public accounting firm.  The Audit Committee of our Board has appointed Deloitte to act as our independent registered public accounting firm for the fiscal year ending March 31, 2013, and recommends that our stockholders vote to ratify such appointment.  Representatives of Deloitte are not expected to present at the Annual Meeting.

In the event of a negative vote on such ratification, the Board will reconsider its selection. No determination has been made as to what action the Board would take if the stockholders do not ratify the appointment.

Principal Accountant Fees And Services

The following discussion sets forth fees billed to us by Deloitte, our independent registered public accounting firm, during the fiscal years ended March 31, 2012 and 2011.

Audit Fees.  Deloitte was paid aggregate fees of approximately $994,811 and $830,412 for the fiscal years ended March 31, 2012 and 2011, respectively, for professional services rendered for the audit of the Company’s annual financial statements and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended March 31, 2012 and 2011.

Audit-Related Fees.  Deloitte was paid aggregate fees of approximately nil and $233,962 for the fiscal years ended March 31, 2012 and 2011, respectively.  The audit related fees for fiscal year 2011 were for review of the Company’s financial information in the preliminary prospectus supplement and the accompanying prospectus filed in May and June 2010.

Tax Fees.  Deloitte was paid no fees for the fiscal years ended March 31, 2012 and 2011, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  Deloitte was paid no other fees for any other services rendered to the Company for the fiscal year ended March 31, 2012 and 2011.

Audit Committee Pre-Approval Policies and Procedures.  Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

Regulatory Issues

As an auditor of companies that are publicly traded in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board (the “PCAOB”), Deloitte is required by the laws in the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and the professional standards of the PCAOB. However, because our auditor is located in the People’s Republic of China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditor is not currently inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside of China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. In addition, the inability of the PCAOB to conduct auditor inspections in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors located outside of China that are subject to regular PCAOB inspections. As a result, shareholders may be deprived of the benefits of PCAOB inspections, and may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Recently, the U.S. Securities and Exchange Commission commenced administrative proceedings under Rule 102(e) of its Rules of Practice against the Chinese affiliates of the “big four” accounting firms, including Deloitte, and also against BDO China Dahua. The 102(e) proceedings initiated by the SEC relate solely to the production of documents to the SEC, as auditors located in the PRC are not in a position lawfully to produce documents directly to the SEC because of restrictions under PRC law and specific directives issued by the China Securities Regulatory Commission.  The SEC has not challenged the quality of audit services performed by Deloitte (or the other firms).  As the administrative proceedings are ongoing, it is impossible to determine their outcome or the consequences thereof to Synutra.  The issues raised by the proceedings are not specific to Deloitte or to Synutra, but affect equally all audit firms based in China and all China-based businesses with shares listed in the United States.

Vote Required and Recommendation of Board of Directors

Under Delaware law and pursuant to our Bylaws, the proposal to ratify Deloitte as our independent registered public accounting firm for the fiscal year ending March 31, 2013, will be approved by the affirmative vote of a majority of our issued and outstanding shares of Common Stock entitled to vote at meeting, represented in person or by proxy.

The Board of Directors Recommends a Vote “For” The Ratification of Deloitte as our Independent Registered Public Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 1, 2013, regarding the beneficial ownership of our common stock by:

•

each person known by us to be a beneficial owner of more than five percent of our outstanding common stock;

•

each of our directors;

•

each of our named executive officers; and

•

all directors and executive officers as a group.

The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.  Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of class is based on 57,300,713 shares of common stock outstanding as of January 3, 2012.  Unless otherwise noted below, the address of the persons listed on the table is 2275 Research Blvd., Suite 500, Rockville, Maryland 20850.

	Shares Beneficially Owned
Name	Number	Percent
Officers and Directors
Liang Zhang, Chairman of the Board and Chief Executive Officer(1)	36,000,000	62.83%
Joseph Chow, Director and Former Advisor to Chairman	-	-
Weiguo Zhang, President and Chief Operating Officer	2,000	*
William Weiqiao Wu, Vice President	-	-
Xisen Mu, Vice President	-	-
Feng Zha, Vice President	-	-
Donghao Yang, former Chief Financial Officer and a Director	1,200	*
David Hui Li, Director(2)	4,000,000	6.98%
Jinrong Chen, Director	-	-
Yiu-Chun Chan, Director	-	-
Lei Lin, Director	-	-
Min Zhang, Director	-	-
All Officers and Directors as a Group	40,003,200	69.81%
Principal Stockholder
Warburg Pincus Private Equity IX, LP.(3)	4,000,000	6.98%
________________________
*Less than 1%

(1)
This amount includes 36,000,000 shares owned by Beams Power Investment Limited, or Beams, a British Virgin Islands company.  In addition, Beams had issued a senior convertible note dated April 23, 2008, to the Warburg Pincus Entities, as defined below, convertible into up to 1,000,000 shares of common stock held by Beams.  Liang Zhang has dispositive and voting power over investments by Beams.  Liang Zhang’s wife, Xiuqing Meng, is the sole shareholder and director of Beams.  Of the shares held by Beams, 5,967,000 shares were pledged to Warburg (as defined below) pursuant to a share pledge agreement, dated April 23, 2008 and an additional 8,000,000 shares were pledged to Warburg on December 4, 2008.  See “Certain Relationships and Related Transactions - Registration Rights with Warburg.”

(2)
Mr. David Hui Li is a Managing Director and Member of WP LLC.  All shares as owned by Mr. Li are included because of his affiliation with the Warburg Pincus entities.  Joseph P. Landy and Charles R. Kaye are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities.  Messrs. Kaye, Landy, and Li disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(3)
According to a Schedule 13D/A filed by Warburg Pincus Private Equity IX, L.P., or Warburg, with the SEC on September 1, 2008, Warburg Pincus IX LLC, or WP IX LLC, is the sole general partner of Warburg.  Warburg Pincus Partners LLC, or WP Partners, is the sole managing member of WP IX LLC, and Warburg Pincus & Co., or WP, is the sole managing member of WP Partners.  Charles R. Kaye and Joseph P. Landy are general partners of WP and managing members and co-presidents of Warburg Pincus LLC, or WP LLC, which manages Warburg.  WP, WP Partners, WP IX LLC, Warburg and WP LLC are collectively referred to as the “Warburg Pincus Entities.”  Messrs. Kaye and Landy may be deemed to indirectly beneficially own the shares held by Warburg because of their affiliation with the Warburg Pincus Entities.  Messrs. Kaye and Landy disclaim beneficial ownership of the shares held by Warburg except to the extent of their pecuniary interest therein.  The address of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York, 10017.  This amount includes represents the shares of common stock held directly by the Warburg Pincus Entities.  In addition, there are 1,000,000 shares of common stock issuable to the Warburg Pincus Entities pursuant to the senior convertible note, dated April 23, 2008, issued by Beams Power Investment Limited.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS;
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

The following sets forth information about our directors and executive officers as of January 13, 2013:

Name	Age	Position
Directors and Executive Officers
Liang Zhang	52	Chairman of the Board of Directors and Chief Executive Officer
Joseph Chow	50	Director
David Hui Li	44	Director
Min Zhang	38	Director(1)
Jinrong Chen	53	Director(1)
Yiu-Chun Chan	60	Director(1)
Lei Lin	45	Director(1)
Weiguo Zhang	55	President
Donghao Yang	40	Director(2)
Ning Cai	37	Chief Financial Officer
Xisen Mu	55	Vice President, Production
Feng Zha	49	Vice President, Human Resources and Administration
_____________
(1)	Member of Audit Committee, Compensation Committee and Nominating Committee
(2)	Member of Audit Committee

Liang Zhang. Liang Zhang is our founder and has served as the chairman of our board of directors and Chief Executive officer since we became a public company in 2005. Mr. Zhang is also currently in charge of our marketing and sales function.  Prior to that, Mr. Zhang served as chief executive officer of Synutra Illinois since 2000. Mr. Zhang has worked in the food ingredients industry since the 1980s and founded his first entrepreneurial venture, Honnete, in the early 1990s. Honnete has since become the dominant supplier of whey protein products in China. Mr. Zhang has been recognized as a business leader in the dairy industry in China, serving as vice chairman of the China Dairy Industry Association. Mr. Zhang’s experience as founder of Honnete gives him valuable insight into marketing strategies in our industry, and his service as vice chairman of the China Dairy Industry Association is invaluable to our Board’s discussions of regulatory issues pertaining to the dairy industry. Mr. Zhang received a bachelor’s degree in French language and literature from Nanjing International Relations Institute of China.

Joseph Chow. Joseph Chow has been our interim Chief Financial Officer from November 10, 2009 to June 10, 2010, advisor to our Chairman from June 11, 2012 to June 10, 2011, and has served as a director of our board of directors since May 4, 2010. Mr. Chow has been a managing member of Moelis and Company since June 2011.  Mr. Chow has extensive experience in corporate finance, financial advisory and management and has held senior executive and managerial positions in various public and private companies. Prior to joining us, Mr. Chow was a managing director of Goldman Sachs (Asia) LLP from 2008 to 2009. Prior to that, he served as an independent financial consultant from 2006 to 2008, as chief financial officer of Harbor Networks Limited from 2005 to 2006, and as chief financial officer of China Netcom (Holdings) Company Limited from 2001 to 2004. Prior to that Mr. Chow also served as the director of strategic planning of Bombardier Capital, Inc., as vice president of international operations of Citigroup and as the corporate auditor of GE Capital. Mr. Chow currently sits on the board as an independent non-executive director for China Lodging Group, Limited (NASDAQ: HTHT) and for Intime Department Store (Group) Co., Ltd. Mr. Chow has extensive knowledge of finance and accounting issues from his experience as Chief Financial Officer at Harbor Networks Limited and China Netcom (Holdings) Company Limited. Mr. Chow obtained a Bachelor of Arts degree in political science from Nanjing Institute of International Relations and an MBA from the University of Maryland at College Park.

David Hui Li. David Hui Li has served as a director of our board of directors since February 8, 2010. Mr. Li is a managing director of Warburg Pincus Asia LLC, a leading global private equity and venture capital firm. Mr. Li has been with Warburg Pincus since 2002. Before joining Warburg Pincus, Mr. Li was an Executive Director of the investment banking division of Goldman Sachs (Asia) LLC and a Vice President and an Associate of Morgan Stanley’s investment banking division in Hong Kong and New York. Mr. Li has been a director of Kasen International Holdings Limited from May 30, 2006 to October 1, 2008. Mr. Li is also a director of Intime Department Store (Group) Company Ltd., Tulip Media (International) Limited and RCS Group., Ltd. Mr. Li’s experience as Executive Director at Goldman Sachs provides him with valuable knowledge of capital markets and his experience with Tulip Media (International) gives the Board perspective with respect to marketing and brand building. Mr. Li received his B.S. degree in Economics from Renmin University of China and an MBA from Yale University’s School of Management.

Jinrong Chen. Jinrong Chen has served as a director of our board of directors since June 27, 2006. Ms. Chen has served as associate professor at the School of Economics and Management of Tsinghua University in Beijing since 2001, specializing in corporate finance management, securities analysis, financial operations, corporate governance and controls. In addition to her academic career with top business schools in China, Ms. Chen also advises or sits on the board and audit committee of Bosun Tools Co., Ltd. and Citic Development – Shenyang Commercial Building (Group) Company Limited which are listed in China, and certain private businesses in China. Ms. Chen has extensive knowledge of finance and accounting issues from her experience as professor at the School of Economics and Management of Tsinghua University, and her experience with Bosun Tools Co., Ltd. and Citic Development – Shenyang Commercial Building (Group) Company Limited gives the Board perspective with respect to corporate governance and brand building. Ms. Chen received her bachelor’s degree in accounting from Beijing Institute of Electronics & Information and her MBA degree from Renmin University of China.

Yiu-Chun Chan. Yiu-Chun Chan has served as a director of our board of directors since December 3, 2006. Mr. Chan has over 30 years of experience in marketing agricultural and food products in the Greater China area. Since 1996 Mr. Chan has been the chief executive officer of P R Consultants Limited, a company he founded in 1984 with two other partners. Previously, he served as a partner of Times Direct Marketing Asia—the largest privately held direct marketing company in South East Asia since 1989 and Executive Director of Lintas Hong Kong Limited from 1987 to 1988. Mr. Chan began his career marketing agricultural products at Sunkist Growers, where he was responsible for the advertising and promotion activities in the Hong Kong market. Mr. Chan’s experience in the agricultural and food products provides him with valuable knowledge of the dairy industry. Mr. Chan received his Diploma in communications from Hong Kong Baptist University.

Lei Lin. Lei Lin has served as a director of our board of directors since October 1, 2007. Since 1992 Mr. Lin has been president and co-chief executive officer of Sinotrust, a leading consulting company in China which Mr. Lin founded in 1992. Mr. Lin’s experience as the founder and co-chief executive officer of Sinotrust provides him with deep insight into all aspects of business management. Mr. Lin received his bachelor’s degree in applied economic mathematics from Renmin University of China.

Min Zhang. Min Zhang has served as a director of our board of directors since February 18, 2011.  Since March 2008, Ms. Zhang has served as chief financial officer of China Lodging Group, Limited, which operates Hanting Inns business hotel chain in China. She has more than ten years of experience in finance and consulting with multinational companies. Between 2005 and 2007, she was Finance Director of Eli Lilly (Asia) Inc., Thailand Branch, and between 2003 and 2005 she worked as Planning and Business Development manager at Eli Lilly & Company, China, and as Senior Financial Analyst at Eli Lilly & Company, Latin America in 2003.  She served as the Chief Financial Officer of ASIMCO Casting (Beijing) Company, Ltd., between 1998 and 2000.  She also worked with McKinsey & Company, Inc. as a consultant between 2000 and 2001. Ms. Zhang is the chairperson of our audit committee because of her extensive experience and background in finance and consulting, including her experience serving as Finance Director of Eli Lilly (Asia), Thailand Branch, and CFO of ASIMCO. Ms. Zhang obtained her Masters of Business Administration degree from Harvard Business School in 2003, and between 1990 and 1997 she received both Master’s and Bachelor’s degrees from the University of International Business and Economics, Beijing, China.

Weiguo Zhang. Weiguo Zhang has been our president since 2005 and is primarily responsible for our financial market operations, including investor relations, corporate development, and international strategic development.  From August 29, 2011 to December 18, 2012, Mr. Zhang served as our Interim chief Financial Officer.  Mr. Zhang first joined us as president of Synutra Illinois in 2001 to oversee our U.S. operations, including information support in research and technologies and business development. Prior to joining us, Mr. Zhang was the managing director of Bambridge International, Ltd., which he founded in 1995.  Mr. Zhang received a bachelor’s degree in English language and literature from the Nanjing International Relations Institute and a master’s degree in international economics and American foreign policy from the School of Advanced International Studies from John Hopkins University.

Donghao Yang.  Donghao Yang served as our Chief Financial Officer from June 10, 2010 until August 29, 2011.  Mr. Yang has served as a director of our board of directors since August 29, 2011.  Mr. Yang has extensive experience in corporate finance, commodity trading and international business development. Mr. Yang has held senior executive and managerial positions in various public and private companies, including serving as Chief Financial Officer of VIP Shop (NASDAQ: UPS) from August 2011 until now, Chief Financial Officer of Greater China of Tyson Foods, Inc. (NYSE: TSN) from March 2007 to April 2010, as Finance Director Asia Pacific of Valmont Industries, Inc. (NYSE: VMI) from October 2003 to March 2007, and as Director in China Minmetals Brazil Holding Limited from January 1999 to April 2001.  Mr. Yang earned a Bachelor of Arts degree in Economics from Nankai University in 1993 and a Master of Business Administration degree from Harvard Business School in 2003.

Ning Cai.  Effective December 18, 2012, the Board of Directors appointed Ning “Clare” Cai as the Company’s new Chief Financial Officer.   Ms. Cai has thirteen years of experience in corporate finance and investment banking.  Ms.  Cai joins Synutra from Trina Solar Limited (NYSE: TSL), where she served as a director of investment analysis from April 2010 to April 2012 and as the controller of System Group & China region from May 2012 to December 2012.   Before that, Ms.  Cai worked for nine years at Scotia Capital, the investment banking arm of Bank of Nova Scotia (NYSE: BNS).   Ms.  Cai worked on the execution team in Scotia Capital’s San Francisco office where she held progressive positions as an Associate from 2001 to 2003, an Associate Director from 2003 to 2006 and as a Director from 2006 to 2009, primarily covering  the portfolio management and deal execution for the real estate, gaming & leisure, and technology industries.   Ms.  Cai started her career with Ernst & Young’s Shanghai office where she was a staff accountant in the tax group from 1997 to 1999.   Ms.  Cai earned a Bachelor in Economics from Shanghai International Studies University and an MBA from University of Iowa Tippie Business School.   Ms.  Cai holds the Chartered Financial Analyst (“CFA”) designation.

Xisen Mu.  Xisen Mu has served as our vice president of production since January 2007.  Before joining us, Mr. Mu worked as general manager of Heilongjiang Dairy Group since 2001.  Prior to that, Mr. Mu held senior positions with other major dairy companies in Heilongjiang province.  He has more than twenty years of experience in the dairy industry in China.  Mr. Mu received a diploma in management from Qiqihar Institute of Light Industry.

Feng Zha.  Feng Zha joined us in February 2009 and has served as our vice president of human resources and administration since then.  Before joining us, Mr. Zha worked as general manager of PRC Venture Partners LLC from 2006 to 2009.  Mr. Zha was one of the major founders of Red Bull business in China, and had been the general manager of Red Bull Vitamin Drink Co. Ltd. from 1995 to 2003.  Prior to that, Mr. Zha engaged in food safety monitoring in the Ministry of Health of the People’s Republic of China.  Mr. Zha serves as member of market economy committee of the China Dairy Industry Association.  Mr. Zha received a master’s degree in Biological statistics and information management from Wuhan Medical University, and an MBA from Concordia University in Canada.

The Board of Directors is divided into three classes of directors.  The directors have a term of office expiring at the third annual meeting following their election, unless re-elected or earlier vacated in accordance with our bylaws. Our officers are appointed by and serve at the discretion of the board of directors. All officers have a term of office lasting until their removal or replacement by our board of directors. There are no family relationships among our directors or officers.

Board of Directors

Our board of directors currently has eight directors, consisting of five independent directors, all of whom are independent as defined by the applicable listing requirements of the NASDAQ Global Select Market.

On June 11, 2008, our board of directors and stockholders approved our amended and restated certificate of incorporation, which became effective on October 17, 2008. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors. The three classes, which are required to be as nearly equal in number as possible, are designated Class I, Class II and Class III.  The directors serve staggered three-year terms and hold office until their term of office expires or until such time as they are removed from office by resolution of our stockholders.  Liang Zhang, Joseph Chow and Donghao Yang are Class I directors, Jinrong Chen, Yiu-Chun Chan and David Hui Li are Class II directors, and Lei Lin and Min Zhang are Class III directors.

Board Committees

Our board has established the committees described below and may establish others from time to time.

Audit Committee

Our audit committee consists of Jinrong Chen, Lei Lin, Yiu-Chun Chan and Min Zhang, all of whom are independent as defined by the applicable listing requirements of the NASDAQ Global Select Market, and Donghao Yang who is not deemed to be independent under the listing requirements in that, until August 29, 2011, Mr. Yang was employed by us as our Chief Financial Officer.  However, as permitted under the rules of the NASDAQ Select Market, the board determined that it was in the best interest of the Company for Mr. Yang to be a member of the Audit Committee because of his proven financial expertise and deep knowledge of the Company.  Ms. Zhang is the chairperson of our audit committee and serves as the financial expert of the committee. The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements. The audit committee is responsible for, among other things:

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;

•
establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;

•
periodically reviewing legal compliance matters, including securities trading policies, periodically reviewing significant accounting and other risks or exposures to our company, reviewing and, if appropriate, approving all transactions between our company or its subsidiaries and any related party (as described in Item 404 of Regulation S-K) and periodically reviewing business expenses of our chief executive officer; and

•	establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.

Compensation Committee

Our compensation committee consists of Jinrong Chen, Yiu-Chun Chan, Lei Lin and Min Zhang. Ms. Chen is the chairperson of our compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Specific responsibilities of our compensation committee include:

•	reviewing and recommending approval of compensation of our executive officers;

•	administering our stock incentive and employee stock purchase plans; and

•	reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

Nominating Committee

Our nominating committee consists of Yiu-Chun Chan, Jinrong Chen, Lei Lin and Min Zhang. Mr. Chan is the chairman of our nominating committee. The purpose of our nominating committee is to be primarily responsible for identifying individuals qualified to serve as members of the board of directors and recommending to the board the persons to be nominated by the board as nominees for director at each annual meeting of our stockholders. Specific responsibilities of our nominating committee include:

•	developing and recommending to the board of directors criteria for board of directors and committee membership;

•	identifying individuals qualified to become board of directors members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;

•	developing and recommending to the board of directors a code of ethical conduct and a set of corporate governance policies and practices; and

•	monitoring and evaluating the performance of the board of directors and leading the board in an annual self-assessment of its practices and effectiveness.

Identification and Evaluation of Director Nominees.  In identifying and evaluating individuals qualified to become Board members, the Nominating Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include, but are not limited to, judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size and industry sector, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating Committee will also review the qualifications of director nominations submitted by stockholders of the Company, subject to the stockholders having followed procedures established from time to time by the Committee for this purpose. All potential director candidates, regardless of source, are reviewed under the same process.

The Nominating Committee assesses the appropriate size of the Board from time to time and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Nominating Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Committee or through other less formal meetings and may be considered at any time during the year. In evaluating such candidates, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

The Nominating Committee has approved and recommended for election as directors at the Annual Meeting the nominees described in this proxy statement.

Board (and Committee) Meetings and Attendance

With respect to the fiscal year ended March 31, 2012, there were five meetings of our Board, five meetings of our Audit Committee, one meeting of our Compensation Committee, and one meeting of our Nominating Committee.  For that fiscal year, each of our directors has attended 75% or more of the aggregate number of meetings of the Board, and the committee(s) of the Board on which he or she serves.

Each director is expected to attend and participate in, either in person or by means of telephonic or video conference, all scheduled meetings of the Board and all meetings of the committees of the Board on which such director serves, and all scheduled meetings of stockholders of the Company. All of our current directors are expected to attend the Annual Meeting.

Board Leadership Structure and Role in Risk Oversight

Liang Zhang, our Chief Executive Officer, serves as Chairman of the Board.  The Company believes that having our CEO serve as Chairman is an appropriate leadership structure at the current time because Mr. Zhang has extensive knowledge of the Company and the infant formula business in China.  The Company’s bylaws do not mandate nor does the Board have a policy that requires the separation or combination of the CEO and Chairman roles.  It is management’s responsibility to manage the Company’s enterprise risks on a day-to-day basis.  Through regular updates the Board oversees management’s efforts to ensure that they effectively identify, prioritize, manage and monitor all material business risks.  The Board delegates certain risk management oversight responsibilities to its committees.  The Audit Committee reviews and discusses the Company’s major financial risk exposures and the steps management has taken to identify, monitor and control such risks.  The Compensation Committee is responsible for overseeing risk relating to the Company’s compensation programs.  The Nominating Committee is responsible for risks associated with corporate governance and compliance.

Communications with the Board of Directors

Stockholders may communicate directly with the Board by writing to them at Board of Directors, c/o Corporate Secretary, Synutra International, Inc., 2275 Research Blvd., Suite 500, Rockville, Maryland 20850.  Such communications will be forwarded to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints with respect to ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to the Company’s business, industry, management or Board or committee matters.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Global Select Market.  The Securities and Exchange Commission has established specific due dates for these reports, and we must disclose in this proxy statement any late filings during the fiscal year ended March 31, 2012.  These persons are required by regulation of the SEC to furnish copies of all such reports.  Based solely upon a review of Forms 3 and 4 furnished to Synutra, to our knowledge, during the period ended March 31, 2012, our officers, directors and greater than ten percent beneficial owners complied with the filing requirements.

Code of Ethics

The Company has a code of ethics that applies to all of the Company’s employees, including its principal executive officer, principal financial officer and principal accounting officer, and the Board of Directors.  A copy of this code is available on the Company's website at www.synutra.com.  The Company intends to disclose any changes in or waivers from its code of ethics by posting such information on its website or by filing a Form 8-K.

Legal Proceedings

None of our directors, nominees or officers, or any associate of any of the foregoing, is currently a party adverse to the Company or any of our subsidiaries in a material proceeding or has a material interest adverse to the Company or any of our subsidiaries.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation earned by our named executive officers during the fiscal year ended March 31, 2012.  Our executive compensation programs are determined and approved by the compensation committee of our board of directors.

Our “named executive officers” for the fiscal year ended March 31, 2012, include:

•	Liang Zhang, who serves as our chairman and chief executive officer;

•	Weiguo Zhang, who serves as our president and interim chief financial officer;

•	Xisen Mu, who serves as vice president for production management;

•	Feng Zha, who serves as vice president for human resources and administration; and

•	Donghao Yang, who served as our chief financial officer before Weiguo Zhang and resigned from that position effective August 29, 2011, and continues to serve as a non-executive director of our Board.

Unless otherwise noted, the amounts reported in this Proxy Statement have been converted from Renminbi to U.S. dollars based on the conversion rate as of March 31, 2012 of RMB6.2943 to $1.00.

Overview of Executive Compensation Program

The compensation committee has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices.  The compensation committee seeks to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The compensation committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to the individual executive’s job responsibilities and reward the achievement of both annual and long-term strategic goals of our company.  Because of the size of our company, the small number of executive officers in our company, and our company’s financial priorities, the compensation committee has decided not to implement or offer any retirement plans, deferred compensation plans or other similar plans for our executive officers.  Accordingly, for the fiscal year ended March 31, 2012, the components of our executive compensation program consisted of cash salary only.  We note, however, that since 2008, the Company has adopted the 2008 Stock Incentive Plan (the “Plan”).  The Plan provides the Company with the ability to grant stock-based awards to all employees, officers and directors.  Although the compensation committee has not to date granted any stock-based awards, the compensation committee may in future years reassess the levels of equity and cash compensation offered to our executives in light of our profitability and other performance factors.

Role of Executive Officers in Compensation Decisions

Our compensation committee annually reviews the performance of each executive officer.  The compensation committee makes all decisions with respect to compensation for the chief executive officer.  Decisions regarding the compensation of our executive officers other than our chief executive officer are made by our chief executive officer.  According to our Compensation Committee Charter, the compensation committee shall have primary authority and responsibility for determining the type and level of compensation of the Chief Executive Officer.  The Chief Executive Officer shall have primary responsibility for determining the type and level of compensation of the other Executive Officers.

Setting Executive Compensation

In making its compensation decisions, neither the Company nor the compensation committee retain outside compensation consultants.  Instead, the compensation committee reviews compensation data for executives of other listed companies located in China but the Company does not use this data to benchmark the compensation of its executives.  The compensation committee utilizes this data to set compensation for our executive officers at levels targeted at or around the average of the compensation amounts provided to similarly situated executives at comparable local companies considering, for each executive, his or her individual experience level and the responsibilities of his or her position with us.  There is no pre-established policy or target for the allocation between cash and non-cash incentive compensation.

Employment Agreements

We have entered into standard employment agreements with each of our executive officers, including the named executive officers.  The terms and conditions of each employment agreement are the result of negotiations between the executive officer and us, and the framework and structure of the agreements are intended to comply with applicable PRC labor and employment laws.

Liang Zhang’s employment agreement has an indefinite term and provides for an annual base salary of approximately $190,649.  Weiguo Zhang’s employment agreement has an indefinite term, and his position as president and interim chief financial officer provides for an annual base salary of $125,000.  Xisen Mu’s employment agreement will end on August 31, 2014, which is renewable upon mutual agreement, and provides for an annual base salary of $133,454.  Feng Zha’s employment agreement has an indefinite term and provides for an annual base salary of $73,703.  Donghao Yang’s employment agreement ended on August 31, 2011 and provided for an annual base salary of approximately $122,018.  Joseph Chow resigned from executive officer position on June 10, 2011, which provided for an annual base salary of $90,000.

Fiscal Year 2012 Executive Compensation Components

For the fiscal year ended March 31, 2012, the principal component of compensation for our executive officers was their base salary.  We provide executive officers with a base salary to compensate them for services rendered during the fiscal year.  Base salary ranges for the executive officers are determined for each executive based on his or her position and responsibility.

During its review of base salaries for executives, the compensation committee primarily considers:

•	the negotiated terms of each executive’s employment agreement;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of our performance review process, as well as upon a change in job responsibility.  Merit-based increases to salaries are based on the compensation committee’s assessment of the individual’s performance.

Weiguo Zhang and Feng Zha received cash bonuses in fiscal 2012 in the amount of $18,672 and $56,030, respectively.  The bonus amounts were determined based on their respective salary level and our overall performance in fiscal 2012.

Our executive officers did not receive any equity-based compensation for the fiscal year ended March 31, 2012.

At our 2011 Annual Meeting of Stockholders, almost 100% of votes were cast, on an advisory basis, in favor of the “say-on-pay” vote on executive compensation.  As such, the compensation committee has concluded that our stockholders are satisfied with our existing compensation program.  Based on this result and our ongoing review of our compensation policies, we believe that our existing executive compensation program effectively aligns the interests of our named executive officers with the long term goals of the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussions, has recommended to our board of directors that the foregoing “Compensation Discussion and Analysis” be included in the Company’s Annual Report and Proxy Statement.

Compensation Committee of the Board of Directors

Jinrong Chen (Chairperson)
Yiu-Chun Chan
Lei Lin
Min Zhang

Summary Compensation Table — Fiscal Year Ended March 31, 2012

The following table presents information regarding compensation of our named executive officers for services rendered during the fiscal year ended March 31, 2012.  The amounts reported in this table have been converted from Renminbi to U.S.  dollars based on the March 31, 2012 conversion rate of RMB6.2943 to $1.00.

Name and Principal Position	Year ended March 31	Salary ($)	Bonus ($)	Total ($)
Liang Zhang	2012	190,649	—	190,649
Chairman of the Board and	2011	183,027	—	183,027
Chief Executive Officer	2010	175,791	—	175,791
Weiguo Zhang(1)	2012	103,333	18,672	122,005
President and	2011	60,000	—	60,000
Interim Chief Financial Officer	2010	60,000	—	60,000
Xisen Mu(2)	2012	133,454	—	133,454
Vice President, Production
Feng Zha(2)	2012	73,703	56,030	129,733
Vice President, Human Resources and Administration
Donghao Yang(3)	2012	78,537	—	78,537
Director and	2011	111,850	—	111,850
Former Chief Financial Officer	2010	—	—	—
______________________
(1)
Weiguo Zhang is our president and was appointed our interim chief financial officer effective August 29, 2011.  He served as interim Chief Financial Officer until December 18, 2012.  His annual salary as president was $60,000.  His annual salary as president and interim chief financial officer is $125,000.  The amount disclosed for the fiscal year 2012 relates to $20,000 of service as president from April 1, 2011 to August 29, 2011, $83,333 of service as president and interim chief financial officer from August 29, 2011 to March 31, 2012, and $18,672 of bonus related to fiscal year 2012’s performance.

(2)
Messrs. Mu and Zha were not named executives officers for fiscal years 2011 and 2010.  Accordingly, pursuant to SEC rules, only their compensation for fiscal year 2012 is reported above.  In addition, Messrs. Mu and Zha, along with our chief executive officer and president, are our Company’s only executive officers who earned or were paid more than $100,000 with respect to fiscal year 2012.

(3)
Donghao Yang was our chief financial officer from June 10, 2010 to August 29, 2011, with annual salary of $122,018.  He has served as our non-executive director from August 29, 2011, with annual compensation of $43,849.  The amount disclosed for the fiscal year 2012 relates to $52,958 of service as an executive officer from April 1, 2011 to August 29, 2011, and $25,579 as non executive director from August 29, 2011 to March 31, 2012.

Plan-Based Awards — Fiscal Year Ended March 31, 2012

None of our named executive officers received any grants of options or other stock-based awards during the fiscal year ended March 31, 2012.  Additionally, none of our named executive officers held any outstanding options or other stock-based awards as of the last day of the fiscal year ended March 31, 2012, nor did any of our named executive officers exercise any options or hold any other stock awards that vested during the fiscal year ended March 31, 2012.

Potential Payments upon Termination of Employment or Change of Control

We have not entered into any arrangements with our executive officers to provide severance or change of control benefits.  Upon a termination of employment by us, an employee is generally entitled under PRC labor law to one month’s severance pay for each full year he or she has been employed with us (with a minimum of one month’s severance pay and a maximum of 12 months’ severance pay).

Director Compensation

The following table presents information regarding the compensation for the fiscal year ended March 31, 2012 to members of our board of directors who were not also employed by us (referred to as our “non-employee directors”) during the fiscal year.  None of our non-employee directors held any outstanding options or other stock-based awards as of the last day of the fiscal year ended March 31, 2012.  The following table also presents information regarding the compensation for the fiscal year ended March 31, 2012 for Joseph Chow, who ceased being employed by the Company on June 10, 2011.  The compensation paid to Liang Zhang and Donghao Yang, each of whom is or was employed by us, is presented above in the table titled “Summary Compensation Table” and the related explanatory notes.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Jinrong Chen	43,849	43,849
Yiu-Chun Chan	43,849	43,849
Joseph Chow(1)	49,722	49,722
Lei Lin	43,849	43,849
Min Zhang	43,849	43,849
David Hui Li	—	—
_____________________
(1)	The amount disclosed for Mr. Chow relates to $17,500 for service as an executive officer from April 1, 2011 to June 10, 2011 and $32,222 as non-executive director from June 10, 2011 to March 31, 2012.

Non-Employee Director Compensation

Currently, our non-employee directors and Joseph Chow are entitled to receive an annual cash retainer for his or her services as a director as specified in the above table.  In addition, our non-employee directors are reimbursed for travel, lodging and other reasonable out-of-pocket expenses incurred in attending meetings of the board and board committees.  Our non-employee directors do not receive any equity-based awards or other compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

Jinrong Chen, Yiu-Chun Chan, Lei Lin and Min Zhang each served on the compensation committee during the fiscal year ended March 31, 2012.  None of these directors is or was an executive officer of our company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of our compensation committee during the fiscal year ended March 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Transactions with Affiliate Companies controlled by Liang Zhang

Our chairman, chief executive officer and principal stockholder, Liang Zhang, and his immediate family, controls several other companies in China.  In the fiscal year ended March 31, 2012, the Company’s sales to related parties included whey protein to Honnete, powdered formula products to St. Angel (Beijing) Business Service, feed grade milk powder and whey protein to Ao Naier and chondroitin sulfate to Lvyin.  In the fiscal year ended March 31, 2011, the Company’s sales to related parties include whey protein and industrial milk powder to Honnete, industrial milk powder to Kelqin, powdered formula products and chondroitin sulfate to St. Angel (Beijing) Business Service, and chondroitin sulfate to Lvyin.  In the fiscal year ended March 31, 2012 and 2011, the Company’s purchases from related parties included catalogues, brochures, and marketing materials from St. Angel Cultural Communication.

The following table sets forth the value of our sales to our related parties for the fiscal years ended March 31, 2012 and 2011:

	Year Ended March 31,
	2012	2011
	(In thousands)
Beijing Honnete Dairy Co., Ltd.	$1,242	$5,333
Beijing Kelqin Dairy Co., Ltd.	—	23
St. Angel (Beijing) Business Service Co., Ltd.	9,861	513
Beijing Ao Naier Feed Stuff Co., Ltd.	693	—
Qingdao Lvyin Waste Disposal Investment Management Co., Ltd.	1	2
Total	$11,797	$5,871

Sales of powdered formula products from independent distributors to St. Angel (Beijing) Business Service were $7.5 million and $22.0 million for the fiscal year ended March 31, 2012 and 2011, respectively, which were not included in the above transaction amount.

The following table sets forth the value of our purchases from our related parties for the fiscal year ended March 31, 2012 and 2011:

	Year Ended March 31,
	2012	2011
	(In thousands)
Beijing St. Angel Cultural Communication Co. Ltd.	$339	$480
Total	$339	$480

During the fiscal year ended March 31, 2012, the Company made significant renovation to its leased office buildings in Beijing, of which approximately $10.2 million was borne by the lessor.  For the amount borne by the lessor, the lessor engaged Dongan Hengxin as general contractor to manage the renovation project and engage requisite subcontractors to perform the work.

We had indebtedness from related parties controlled by Liang Zhang.  The following table sets forth the amount of indebtedness principal outstanding during the fiscal years ended March 31, 2012 and 2011:

	Year Ended March 31,
	2012	2011
	(In thousands)
Balance at beginning of the year	$3,860	$3,860
Borrowing from related parties	—	—
Repayment to related parties	1,000	—
Balance at end of the year	$2,860	$3,860

As of September 30, 2012, the principal of long term loan from related parties is $2.9 million.  The interest expense for the fiscal year ended March 31, 2012 and 2011 was both $386,000.  The interest rate for the loan outstanding at March 31, 2012 was 10.0%.  The interest accrued at March 31, 2012 was $1,290,000.

Registration Rights Agreement with Warburg

On June 15, 2007, we issued 4,000,000 shares of common stock to Warburg for $66.0 million and entered into a registration rights agreement with Warburg.  Pursuant to this registration rights agreement, we granted Warburg certain customary registration rights, including demand, piggyback and Form S-3 registration rights.  David Li, who is one of our directors, is a managing director of Warburg.  Subject to the provisions of the registration rights agreement and the restrictions of its lock-up agreement, Warburg will be entitled to require us to register the resale of its shares under the Securities Act.

On April 23, 2008, Beams Power Investment Limited, or Beams, a British Virgin Islands limited liability company and our majority stockholder, and Warburg entered into a note purchase agreement.  Pursuant to this note purchase agreement, Beams issued Warburg a senior convertible note in an aggregate principal amount of $30 million, which is convertible into up to 1,000,000 shares of our common stock held by Beams.  In addition, Beams and Warburg entered into a share pledge agreement, dated April 23, 2008, pursuant to which Beams agreed to pledge an aggregate of 5,967,000 of shares of our common stock held by Beams as initial collateral for the loan covered by the note.  On December 4, 2008, Beams agreed to pledge an additional 8,000,000 shares of our common stock held by Beams as collateral for the loan covered by the note.

In connection with the issuance of the note and the share pledge agreement, we entered into a registration rights agreement, dated April 23, 2008, with Beams and Warburg, pursuant to which we granted Warburg certain customary registration rights, including demand, piggyback and Form S-3 registration rights, with respect to the shares of our common stock Warburg acquires or may acquire pursuant to the note purchase agreement, the note and the share pledge agreement.

Control Agreements with Affiliated Entities

In order to comply with PRC law and avoid restrictions on foreign investment in medical clinical operations, we operate our medical treatment services (mostly pre-natal diagnostics services) through four entities -- Nanjing Shengyuan Huiren Clinical Examination Co., Ltd., Taiyuan Shengyuan Huiren Clinical Examination Co., Ltd, Shijiazhuang Shengyuan Huiren Clinical Examination Co., Ltd and Heilongjiang Shengyuan Huiren Clinical Examination Co., Ltd (the “Four Entities”) that are not directly owned by us.  We control and consolidate these entities into our group consolidated results through a series of contractual arrangements which are summarized below.

(a)           Exclusive Consulting and Service Agreement entered into by and between Shengyuan Nutritional Food Co., Ltd.  (“Nutritional”) and Beijing Shengyuan Huimin Technology Service Co., Ltd.  (“Huimin”).  Pursuant to this agreement, Nutritional agrees to provide to Huimin certain consulting services for which Huimin shall pay Nutritional a service fee in an amount equal to 10%-50% of Huimin’s monthly net sale, the exact percentage to be determined by the two parties.  The term of the agreement is 10 years unless Nutritional terminates it before its expiration and Nutritional shall have the right to extend the Agreement before it expires.

(b)           Business Operating Agreement entered into by and among Nutritional, Huimin, Jibin Zhang (who is our Director of Loans) and Yunpeng Jiang (who is our Director of Strategic Acquisitions).  Pursuant to this agreement, Huimin agrees to conduct its business in a way that is consistent with Nutritional’s direction.  In addition, Jibin Zhang and Yunpeng Jiang authorize Nutritional to exercise all of their respective shareholders’ rights in Huimin.

(c)           Call Option Agreement entered into by and among Nutritional, Huimin, Jibin Zhang and Yunpeng Jiang.  Pursuant to this agreement, within a ten-year period and any extended period as requested by Nutritional, Nutritional is entitled to an irrevocable and exclusive right to purchase or authorize any third party to purchase the shares of Huimin held by Jibin Zhang and Yunpeng Jiang at the lowest feasible price according to PRC laws and regulations.  In addition, Nutritional is entitled to call part or all of the option right at any time during the effective period of this agreement and there is no limit on the number of calls until Nutritional hold 100% of Huimin’s shares.

(d)           Pledge Agreement entered into by and among Nutritional, Jibin Zhang and Yunpeng Jiang.  To ensure the performance of the Exclusive Consulting and Service Agreement, Call Option Agreement and Business Operating Agreement, Jibin Zhang and Yunpeng Jiang, as pledgers under this agreement, pledge all of their shares and corresponding interests and rights in Huimin to Nutritional, as pledgee under this agreement.

(e)           Entrustment Agreement entered into by and among Nutritional, Jibin Zhang and Yunpeng Jiang.  Pursuant to this agreement, Nutritional loans Jibin Zhang and Yunpeng Jiang each RMB15,000,000 to establish companies for pre-natal diagnostic services in China.  Jibin Zhang and Yunpeng Jiang are the nominal shareholders of these companies and Nutritional is the actual shareholder of these companies.

(f)           Entrustment Agreement entered into by and among Nutritional, Jibin Zhang, Yunpeng Jiang and Honnete.  Nutritional agrees to entrust Jibin Zhang and Yunpeng Jiang arty A) to establish a limited liability company (the “future company”) and Jibin Zhang and Yunpeng Jiang will hold all of the shares of the future company in entrustment.  Jibin Zhang and Yunpeng Jiang have established Nanjing Huiren, Taiyuan Huiren, Shijiazhuang Huiren and Haerbin Huiren (the “established companies”).  Upon the fulfillment of the registration of the said future company, Jibin Zhang and Yunpeng Jiang will transfer their shares in the established companies to the future company for free.  Upon approval from Nutritional, Jibin Zhang and Yunpeng Jiang will entrust Honnete to hold the shares of the established companies.

In August and September 2010, shares of Nanjing Shengyuan Huiren Clinical Examination Co., Ltd., Taiyuan Shengyuan Huiren Clinical Examination Co., Ltd., and Shijiazhuang Shengyuan Huiren Clinical Examination Co., Ltd.  were transferred to our subsidiary, Beijing Shengyuan Huimin Technology Service Co., Ltd.

Review, Approval or Ratification of Transactions with Related Parties

According to the audit committee charter, the audit committee must approve any new class of transactions involving the Company in which any of our directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members has a direct or indirect material interest.  In doing so, the Board takes into account, among other factors it deems appropriate:

•	The related person’s interest in the transaction;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of our business;

•	Whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to us of, the transaction; and

•
Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Director Independence

The Board has determined all Board members, excluding Liang Zhang, Joseph Chow and Donghao Yang, are independent under the applicable NASDAQ rules.  The Board has also determined the members of compensation committee and nominating committee of the Board are independent, and the members of the audit committee, except Donghao Yang, are independent under the listing standards of the NASDAQ Global Select Market.  See “Directors, Executive Officers and Control Persons – Board Committees – Audit Committee.”  In making these determinations, the Board considered, among other things, the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Company Proxy Statement.  Stockholders may present proposals, including nominations for directors, for inclusion in our proxy statement prepared in connection with the annual meeting of stockholders to be held in the fiscal year ending March 31, 2013 (the “Next Annual Meeting”).  Among other requirements, for a proposal to be considered for inclusion in the proxy statement for the Next Annual Meeting, written notice must be received by the corporate secretary at our principal executive offices no later than 120 calendar days before the anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting.  Accordingly, we must receive all such written notices no later than September 13, 2013.

Receipt of a stockholder proposal does not necessarily guarantee that the proposal will be included in the proxy statement for the Next Annual Meeting. Stockholders interested in submitting a nomination or proposal for consideration at the Next Annual Meeting should also consult our Bylaws to ensure that any such notice of nomination or proposal is submitted to the Company in proper form.  In addition, stockholders should also be aware that any such proposal must comply with SEC rules concerning the inclusion of stockholder proposals in Company-sponsored proxy materials. Our Board will review any proposal that is received by the deadline and determine if it is a proper proposal for inclusion in the proxy statement for the Next Annual Meeting.

Stockholder Proposals Not for Inclusion in Company Proxy Statement. Stockholders may nominate persons to be elected as directors of the Company, or present other proposals, to the Company to be considered at the Next Annual Meeting – but not for inclusion in our proxy statement prepared in connection with the Next Annual Meeting.  In order to submit a nomination or other proposal, our Bylaws require that stockholders give written notice of any proposal to the Company. Under our Bylaws, for director nominations or other business to be properly brought at an annual meeting, the stockholder’s written notice must be received by the corporate secretary not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting (i.e., the annual meeting for the fiscal year ended March 31, 2012).  Accordingly, we must receive all such written notices no earlier than October 23, 2013 and no later than November 23, 2013. Depending on the nature of the proposal, our Bylaws require certain additional information to be included in such written notice. Stockholders interested in submitting a nomination or proposal for consideration at the Next Annual Meeting (but not for inclusion in our proxy statement prepared in connection with such annual meeting) should consult our Bylaws to ensure that any such notice of nomination or proposal is submitted to the Company in proper form.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Certain stockholders who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of this proxy statement was delivered, the Company shall promptly deliver a separate copy of this proxy statement to such stockholder. Written requests should be made to Synutra International, Inc., Attention: Investor Relations, 2275 Research Blvd., Suite 500, Rockville, Maryland 20850 and oral requests may be made by calling the Company at (301) 840-3888. In addition, if such stockholder wishes to receive separate annual reports, proxy statements or information statements in the future, such stockholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number. Stockholders sharing an address who are receiving multiple copies of this Information Statement may request delivery of a single annual report, proxy statement or information statement in the future by directing such request in writing to the address above or calling the number above.

OTHER MATTERS

Management does not intend to present any other items of business and knows of no other matters that will be brought before the annual meeting.  Whether or not you plan to attend the annual meeting, please sign and date the proxy card and return it in the enclosed envelope (if you have requested a paper copy of the proxy statement) or vote over the internet to ensure your representation at the annual meeting.

FORWARD-LOOKING STATEMENTS

This proxy statement and materials delivered with this proxy statement, including our annual report on Form 10-K, for the year ended March 31, 2012, contains “forward-looking” statements. All statements other than statements of historical facts included in this proxy statement and materials delivered with this proxy statement, including, without limitation, statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in the “Note Regarding Forward Looking Statements” section of our annual report on Form 10-K for the year ended March 31, 2012.  All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by such cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

Synutra International, Inc. files reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”).  You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room.  The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC.  The address of that website is http://www.sec.gov.

A copy of our annual report on form 10-K, for the year ended March 31, 2012, which includes financial statements for the Company for the fiscal year then ended and excluding exhibits is available at www.envisionreports.com/SYUT and upon request will be mailed to each stockholder of record. The exhibits to the Form 10-K are available upon payment of charges that approximate reproduction costs. If you would like to request documents, please do so by February 21, 2013, to receive them before the annual meeting of stockholders. Requests should be sent in writing to:

Synutra International, Inc.
2275 Research Blvd., Suite 500
Rockville, Maryland 20850
Attention: Corporate Secretary

By Order of the Board of Directors, Liang Zhang Chief Executive Officer

January 23, 2013

APPENDIX A

DIRECTIONS

Directions to venue for the Synutra International Inc. Shareholders Meeting scheduled for February 23, 2012:

From Beijing Capital International Airport:  Take Airport Expressway in direction of Beijing for about 15 kilometers from toll station, take Exit 3B onto East 5th Ring Road in the direction of Jing-Tong Expressway (from Beijing to Tongzhou) for another 15 kilometers, then take Exit 9B onto Jing-Tong Expressway in the direction of Tongzhou for about 5 kilometers, after the toll station where Jing-Tong Expressway ends, bear to the left split onto the Beijing-Harbin Expressway, take Exit 2 in the direction of Gengzhuang, make a left at the traffic light and proceed through another 2 traffic lights, make another left at the T intersection, right at the next traffic light, proceed for about 200 meters and make a right to arrive at the main gate of the Synutra corporate campus.

From Central Business District (CBD) of Beijing: take Chang An Avenue east which becomes Jing-Tong Expressway after the World Trade Center Bridge, proceed onto Jing-Tong Expressway in the direction of Tongzhou for about 5 kilometers, after the toll station where Jing-Tong Expressway ends, bear to the left split onto the Beijing-Harbin Expressway, take Exit 2 in the direction of Gengzhuang, make a left at the traffic light and proceed through another 2 traffic lights, make another left at the T intersection, right at the next traffic light, proceed for about 200 meters and make a right to arrive at the main gate of the Synutra corporate campus.

A- 1

SYNUTRA INTERNATIONAL, INC.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose to vote via Internet as outlined below.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 11:59 p.m., New York City Time, on March 3, 2013.

Vote by Internet • Go to www.envisionreports.com/SYUT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

						For	Against	Abstain
1.	ELECTION OF CLASS II DIRECTORS: Three (3) persons are nominated to serve as Class II directors for a term ending on the date of the third annual meeting of stockholders following the date such persons are elected as Class II directors, and until their successors are duly elected and qualified:			2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: Deloitte Touche Tohmatsu Certified Public Accountants LLP as the Company’s independent registered public accountant for the fiscal year ending March 31, 2013.
						☐	☐	☐
						AUTHORITY GRANTED		AUTHORITY WITHHELD
		For	Withhold		OTHER BUSINESS: Such other business as may properly come before the meeting:	☐		☐

	01 - Jinrong Chen	☐	☐

	02 - Yiu-Chun Chan	☐	☐

	03 - David Hui Li	☐	☐

 B    Non-Voting Items

Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please mark, date and sign your name exactly as it appears hereon and return the Proxy as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the meeting in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If shares are held jointly, each owner must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SYNUTRA INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 5, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Know all men by these presents that the undersigned stockholder of SYNUTRA INTERNATIONAL, INC. (“Company”) hereby constitutes and appoints Liang Zhang, Chairman of the Company’s Board of Directors, as attorney and proxy to appear, attend and vote all of the shares of the Company standing in the name of the undersigned at the Annual meeting of Stockholders of the Company to be held at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, and at any adjournment thereof.

SYNUTRA INTERNATIONAL, INC.

Vote by Internet • Go to www.envisionreports.com/SYUT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Stockholder Meeting Notice	1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the
SYNUTRA INTERNATIONAL, INC. Stockholder Meeting to be Held on March 5, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/SYUT

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/SYUT to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before February 19, 2013 to facilitate timely delivery.

Stockholder Meeting Notice

SYNUTRA INTERNATIONAL, INC.’S Annual Meeting of Stockholders will be held on March 5, 2013 at the Synutra International Building, 106 Dong Lu Yuan, Tongzhou District, Beijing 101101, China, at 11:00 am Local Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2:

1.
ELECTION OF CLASS II DIRECTORS: Three (3) persons are nominated to serve as Class II directors for a term ending on the date of the third annual meeting of stockholders following the date such persons are elected as Class II directors, and until their successors are duly elected and qualified:

01 - Jinrong Chen 02 - Yiu-Chun Chan 03 - David Hui Li

2.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: Deloitte Touche Tohmatsu Certified Public Accountants LLP as the Company’s independent registered public accountant for the fiscal year ending March 31, 2013.

OTHER BUSINESS: Such other business as may properly come before the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→
Internet – Go to www.envisionreports.com/SYUT. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→
Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→
Email – Send email to investorvote@computershare.com with “Proxy Materials SYNUTRA INTERNATIONAL, INC.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by February 19, 2013.